SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

SPARTON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     Notice is hereby given that the Annual Meeting of Shareholders of Sparton Corporation will be held at the Holiday Inn, 2000 Holiday Inn Drive, Jackson, Michigan 49202, on Wednesday, November 10, 2004, at 10:00 a.m., Eastern Standard Time, for the following purposes:

(1)	To elect three directors each for a term of three years as set forth in the Proxy Statement.

(2)	To transact such other business as may properly come before the meeting or at any adjournments thereof.

     Only holders of Common Stock of record at the close of business on September 24, 2004, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

JOSEPH S. LERCZAK
Secretary

Jackson, Michigan
October 11, 2004

IMPORTANT

ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO SIGN AND DATE THE PROXY ENCLOSED AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, OR USE OUR TELEPHONE OR INTERNET VOTING SYSTEM AS PROMPTLY AS POSSIBLE. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person, the Proxy will not be used if you so request by revoking it as described in the Proxy Statement.

SPARTON CORPORATION
2400 East Ganson Street
Jackson, Michigan 49202

PROXY STATEMENT

For the Annual Meeting of Shareholders to be held on November 10, 2004

SOLICITATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SPARTON CORPORATION, an Ohio corporation (the “Company”), of proxies for use at the 2004 Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Holiday Inn, 2000 Holiday Inn Drive, Jackson, Michigan 49202, on Wednesday, November 10, 2004, at 10:00 a.m., Eastern Standard Time, and at any and all adjournments thereof. The cost of solicitation will be paid by the Company. The Company has retained Morrow & Company, Inc. to assist in the solicitation of proxies at an estimated cost of $7,500.00, plus expenses, which will be paid by the Company. In addition, officers and employees of the Company and its subsidiaries may solicit proxies personally, by telephone, facsimile or other means, without additional compensation. This Proxy Statement and the form of Proxy are being mailed to shareholders the week of October 11, 2004.

     At the meeting, the Company’s shareholders will act upon the election of three directors, each to serve for a three-year term until the annual meeting held in the year 2007 or until their successors are qualified and elected, as described in more detail in this Proxy Statement.

OUTSTANDING STOCK AND VOTING RIGHTS

     In accordance with the Code of Regulations of the Company, the Board of Directors has fixed the close of business on September 24, 2004, as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. As of September 24, 2004, the record date for the Annual Meeting, the Company had outstanding 8,352,352 shares of Common Stock, each entitled to vote at the Annual Meeting. Votes cast at the meeting and submitted by proxy are counted by the inspectors of the election, who are appointed by the Company.

Voting by Proxy

     If a stockholder is a corporation or partnership, the accompanying proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, the signer’s full title should be given and a certificate or other evidence of appointment should be furnished. If shares are owned jointly, each joint owner should sign the proxy card.

     You can vote in one of four ways. You can vote by mail, you can authorize the voting of your shares over the Internet, you can authorize the voting of your shares by telephone or you can vote in person at the Annual Meeting.

     If you choose to vote by mail, you may vote by completing and signing the proxy card that accompanies this Proxy Statement and promptly mailing it in the enclosed postage-prepaid envelope. You do not need to put a stamp on the enclosed envelope if you mail it in the United States. The shares you own will be voted according to the instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter described in this Proxy Statement, the shares you own will be voted in accordance with the recommendations of the Company’s Board of Directors. If you choose to vote by mail, your duly signed proxy card must be received by 10:00 a.m. Eastern Standard Time on November 10, 2004.

     If you choose to vote by telephone or the Internet, instructions for a stockholder of record to vote by telephone or the Internet are set forth on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number that appears on the proxy card. These procedures, which comply with Ohio law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by telephone or the Internet, you do not have to mail in your proxy card, but your vote must be received by 11:59 p.m. Central Standard Time on November 9, 2004.

     If you participate in the Company’s 401(k) Plan and hold shares in your plan account, you may give voting instructions as to the number of shares credited to your account as of the record date. Only the trustee of the 401(k) Plan may vote your plan shares. You may provide voting instructions to the plan trustee through any of the voting methods described above, except that you may not vote your plan shares in person at the Annual Meeting. Your voting instructions must be received before 11:59 p.m. Central Standard Time on November 8, 2004.

     If you are not the record holder of the shares you own because they are held in “street name” by a bank or brokerage firm, your bank or brokerage firm is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides you. Many banks and brokerage firms also offer the option of voting over the Internet or by telephone, instructions for which would be provided by your bank or brokerage firm on your vote instruction form. Under the rules of the New York Stock Exchange, if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but it will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, for which no instructions are received, the shares will be treated as “broker non-votes” and will have the effect of a vote against the first two proposals described in this Proxy Statement.

     Any proxy duly given pursuant to this solicitation may be revoked by the stockholder, at any time prior to voting, by written notice to the Secretary of the Company, by a later-dated proxy either signed and returned by mail or transmitted using the telephone or Internet voting procedures before the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy. Participants in the Company’s 401(k) Plan who hold shares in their plan account and desire to revoke their voting instructions must do so before 11:59 p.m. Central Standard Time on November 8, 2004.

Principal Shareholders

     As of September 15, 2004, the persons named in the following table were known by management to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock:

	Amount and Nature		Percent
Name and Address of Beneficial Owner	of Beneficial Ownership		of Class
Bradley O. Smith 6043 N. Gatehouse, SE Grand Rapids, Michigan 49546	1,184,860	(1)	14.2%	(1)

John J. Smith Trust 6043 N. Gatehouse, SE Grand Rapids, Michigan 49546	1,019,921	(2)	12.2	(2)

Lawndale Capital Management, Inc. 591 Redwood Highway, Suite 2345 Mill Valley, California 94941	636,677	(3)	7.6	(3)

Judith A. Sare 4302 Channel Drive Akron, Ohio 44319	490,416	(4)	5.9	(4)
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Fl. Santa Monica, California 90401	485,063	(5)	5.8	(5)

(1)	Includes 575,278 shares owned individually by Mr. Bradley O. Smith, 197,549 shares owned by Mr. Smith jointly with his wife, Sharon A. Smith, and 112,324 shares owned by the Lawson K. Smith Trusts of which Mr. Smith serves as the trustee with sole voting and investment power over such shares and is the beneficiary of 56,162 shares. Also includes 286,790 shares held by the Lawson and Margaret Smith Irrevocable Trust, of which Mr. Smith is a beneficiary, and has sole voting and investment power and 12,225 shares owned by Mr. Smith’s wife, Sharon A. Smith. Also includes 694 shares which are held in the Company’s 401(k) plan. Does not include 18,442 shares which Mr. Smith has the right to acquire pursuant to options exercisable within 60 days, or the 1,019,921 shares owned by the John J. Smith Trust, discussed above, the voting and investment powers for which are shared by Mr. Smith as a co-trustee.

(2)	Bradley O. Smith is a co-trustee and a beneficiary of the John J. Smith Trust and shares voting and investment power over the shares held by the trust.

(3)	According to information in the Form 13D/A Report filed as of September 7, 2004, by Lawndale Capital Management, LLC (“Lawndale”), a registered investment advisor, Andrew E. Shapiro, the sole manager of Lawndale, and Diamond A. Partners, L.P., a fund managed by Lawndale, is deemed to have beneficial ownership of 636,677 shares of common stock. Does not include the 1,102 shares owned by Mr. Shapiro. The 7.6% of class is based on Lawndale’s reporting of shares held at September 7, 2004, and shares outstanding as of September 15, 2004.

(4)	According to information in the Form 13G Report dated as of August 3, 2004, by Judith A. Sare, Mrs. Sare is deemed to have beneficial ownership of 490,416 shares of common stock. This includes 318,030 shares owned individually by Mrs. Sare and 172,386 shares owned by Mrs. Sare and/or her husband Paul W. Sare. Does not include 56,162 shares owned by the Lawson K. Smith Trust of which Mrs. Sare is the beneficiary, but for which Bradley O. Smith serves as the trustee with sole voting and investment power over such shares. Judith A. Sare is the sister of Bradley O. Smith. The 5.9% of class is based on Mrs. Sare’s reporting of shares and shares outstanding as of September 15, 2004.

(5)	According to information included in the Form 13G Report filed as of February 6, 2004, by Dimensional Fund Advisors Inc. (“Dimensional”), a registered investment advisor. Dimensional is deemed to have beneficial ownership of 485,063 shares of Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, to all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional possesses sole voting and investment power over all such shares. Dimensional disclaims beneficial ownership of all such shares. The 5.8% of class is based on Dimensional’s reporting of shares held at February 6, 2004, and shares outstanding as of September 15, 2004.

Security Ownership of Management

     As of September 15, 2004, the following table shows the shares of the Company’s Common Stock beneficially owned (except as noted) by the Named Executives identified in the Compensation Table shown later in this Proxy Statement and all officers and directors of the Company as a group:

	Amount and Nature of		Percent of
Name of Beneficial Owner	Beneficial Ownership		Class (7)
David W. Hockenbrocht	490,164	(1)	5.7%
Douglas E. Johnson	33,129	(2)	*
Richard L. Langley	65,919	(3)	*
Michael D. Sobolewski	6,591	(4)	*
Charles A. Stranko	7,813	(5)	*
All Officers and Directors	2,904,191	(6)	33.8%

*	denotes a percentage of less than 1%.

(1)	Includes 74,289 shares, which Mr. Hockenbrocht has the right to acquire pursuant to options exercisable within 60 days. The amount also includes 351,807 shares held by one of the Company’s retirement plans, as to which Mr. Hockenbrocht holds voting and investment power in his capacity as Chief Executive Officer of the Company. Although Mr. Hockenbrocht is a participant in the plan, he disclaims beneficial ownership of the shares held by the plan. Finally, 2,107 shares are included which are held in his name by the Company’s 401(k) plan.

(2)	Includes 26,185 shares, which Mr. Johnson has the right to acquire pursuant to options exercisable within 60 days. Also includes 1,432 shares, which are held in the Company’s 401(k) plan.

(3)	Includes 48,499 shares, which Mr. Langley has the right to acquire pursuant to options exercisable within 60 days. Also includes 1,214 shares, which are held in the Company’s 401(k) plan.

(4)	Includes 5,645 shares, which Mr. Sobolewski has the right to acquire pursuant to options exercisable within 60 days. Also includes 946 shares, which are held in the Company’s 401(k) plan.

(5)	Includes 6,811 shares, which Mr. Stranko has the right to acquire pursuant to options exercisable within 60 days. Also includes 1,002 shares, which are held in the Company’s 401(k) plan.

(6)	Includes 234,350 shares under options held by all officers and directors exercisable within 60 days, 11,055 shares which are held in the Company’s 401(k) plan, and 1,019,921 shares held by the John J. Smith Trust of which Bradley O. Smith is co-trustee. Mr. Smith shares voting and investment power over the shares held by the trust.

(7)	Calculation is based on total shares outstanding plus the shares subject to options exercisable within 60 days as described in this Proxy Statement.

     The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s equity compensation plans as of June 30, 2004:

Number of
securities
remaining available
	Number of		for future issuance
	Securities to be		under equity
	issued upon	Weighted-average	compensation plans
	exercise of	exercise price of	(excluding
	outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in column
Plan category	and rights	and rights	(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	560,053	$6.10	185,369
Equity compensation plans not approved by security holders	—	—	—

     Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing a written notice of revocation with the Chairman or Secretary of the Company, at or before the Annual Meeting, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Chairman or Secretary of the Company at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person with adequate notification (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Unless revoked, the shares represented by the enclosed Proxy will be voted at the meeting in accordance with any specification made thereon, if the Proxy is returned properly executed and delivered in time for voting. Unless otherwise specified, the Proxy will be voted “FOR” the election of the three director nominees.

     Management does not intend to present, and does not know of anyone who intends to present, any matters at the meeting to be acted upon by the shareholders not referred to in the Notice and this Proxy Statement. If any other matters should properly come before the meeting, it is the intention of the persons named in the Proxy to vote in accordance with their judgment on such matters.

     A special meeting of shareholders of the Company called to be held on September 24, 2004, was adjourned on that date to be reconvened on October 15, 2004. One purpose of that meeting was to vote upon a proposal to amend the Corporation’s Articles of Incorporation to eliminate cumulative voting. A favorable vote of at least two-thirds of the shares outstanding on August 9, 2004, the record date for that special meeting, is required to adopt such an amendment. The Company intends to notify the shareholders of the results of the vote promptly after it is tabulated.

     If the amendment is adopted, cumulative voting will be eliminated and will not be available at Annual Meetings, beginning with the Annual Meeting to be held on November 10, 2004. If the amendment is not adopted, the shareholders of the Company will continue to have cumulative voting rights in the election of directors at the Annual Meeting if notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding the Annual Meeting that the shareholder desires that the voting at such election shall be cumulative. An announcement of the giving of such notice shall be made upon the convening of the Annual Meeting by the Chairman or Secretary.

     If voting for the election of directors at the Annual Meeting is cumulative, each shareholder will have the right to cast that number of votes which equals the number of shares owned by the shareholder multiplied by the number of directors to be elected, and the shareholder may cast all such votes for one candidate or distribute such votes among any number of candidates as the shareholder elects. All directors are voted upon simultaneously. The actual number of shares required for election of a candidate will vary depending upon the total number of shares voted. However, shareholders owning 2,088,088 shares, or approximately 25% of the

Company’s outstanding shares, could elect at least one director to the class of three directors to be elected at the 2004 Annual Meeting if there are four nominees.

     The Company intends to vote all proxies we solicit whether or not there is cumulative voting at the meeting. In the event that there is cumulative voting, unless a shareholder provides contrary instructions on his proxy, all votes represented by proxies will be divided evenly among the nominees named in this proxy statement, unless it appears that voting in that way would not be effective to elect all of the nominees. In that case, the votes represented by proxies will be cast at the discretion of the proxy holders to maximize the number of nominees elected.

ELECTION OF DIRECTORS

     The following directors, whose terms of office expire at the Annual Meeting, Messrs. David P. Molfenter, W. Peter Slusser, and Bradley O. Smith are nominees for election to a three (3) year term expiring in 2007. The following portion of this Proxy Statement contains additional information about these nominees.

     A plurality of the votes cast at the meeting is required to elect the nominees as directors of the Company. As such, the three individuals who receive the greatest number of votes cast by the holders of Common Stock will be elected as directors. Shares not voted at the Annual Meeting, whether by abstention, broker non-vote, or otherwise, will not be treated as votes cast at the meeting.

     It is believed that all three nominees are, and will be at the time of the Annual Meeting, available for election; and, if elected, will serve. However, in the event one or more of them is or should become unavailable, or should decline to serve, it is intended that the proxies will be voted for the balance of the nominees and for such substitute nominee or nominees as the proxy holders may in their discretion select.

Board Recommendations

     The Board of Directors recommends a vote FOR the election of each of the three nominees, Messrs. David P. Molfenter, W. Peter Slusser and Bradley O. Smith. Unless otherwise directed by marking the accompanying proxy, the proxy holders named therein will vote FOR the election of the three nominees.

     In the following table, the column “Amount and Nature of Beneficial Ownership” relates to common shares of the Company beneficially owned by the directors and nominees as of September 15, 2004, and is based upon information furnished by them.

				Amount and
			Has Served as	Nature of
			a Director	Beneficial	Percent of
Name	Age	Principal Occupation (1)	Since	Ownership (2)	Class (2)
	Nominees for Election as Directors for Term Expiring in 2007
David P. Molfenter	59	Retired since August 2000, formerly Vice President Command, Control, Communication and Information Systems Segment, Raytheon Systems Company, a high technology company specializing in defense electronics, Fort Wayne, Indiana; December 1997-August 2000. Vice President and General Manager Hughes Aircraft, a defense electronics contractor, December 1995-December 1997.	2000	2,468	*

W. Peter Slusser	75	President, Slusser Associates, Inc., Investment Banking, New York, New York.	1997	2,468 (3)	*

Bradley O. Smith	59	Chairman of the Board, Sparton Corporation, Jackson, Michigan since October 2000. Private Investor since May 1998. For the preceding 24 years, owner and President of Tracy Products, Inc., an automotive metal stamping company, Ionia, Michigan.	1998	1,203,302 (4)	14.0%

				Amount and
			Has Served as	Nature of
			a Director	Beneficial	Percent of
Name	Age	Principal Occupation (1)	Since	Ownership (2)	Class (2)
	Directors Whose Terms Expire in 2005

Richard J. Johns, M.D.	79	Distinguished Service Professor, Professor of Biomedical Engineering, Professor of Medicine, Johns Hopkins University School of Medicine since 1991. Dr. Johns is also a Physician on staff at Johns Hopkins Hospital.	2002	814	*

Richard L. Langley	59	Chief Financial Officer, Vice President and Treasurer of Sparton Corporation, Jackson, Michigan.	2001	65,919 (5)	*

William I. Noecker	55	Chairman of Brasco International Inc., an aluminum fabricator, Detroit, Michigan since 1993.	1999	1,366	*

	Directors Whose Terms Expire in 2006

James N. DeBoer	79	Partner, law firm of Varnum, Riddering, Schmidt & Howlett, LLP, Grand Rapids, Michigan.	1971	6,183	*

David W. Hockenbrocht	69	Chief Executive Officer since October 2000 and President of Sparton Corporation, Jackson, Michigan since 1978.	1978	490,164 (6)	5.7%

James D. Fast	56	Chief Executive Officer and President of Ionia County National Bank, Ionia, Michigan.	2001	2,688 (7)	*

* denotes a percentage of less than 1%.

(1)	Except as noted, the principal occupations referred to have been held by the foregoing nominees and directors for at least five years.

(2)	Unless otherwise indicated by footnote, each director or nominee has sole voting power and owns the shares directly, or shares voting and investment power with his spouse or other family members under joint ownership.

(3)	Mr. W. Peter Slusser is a director of Ampex Corporation, a manufacturer of high performance digital storage equipment. Mr. Slusser was also previously a director of Tyco International, Ltd. (Tyco). Mr. Slusser served as a director of Tyco through March 6, 2003, when the Board was reorganized. At the request of current management, Mr. Slusser served as an advisor to Tyco’s Board of Directors until March 6, 2004. Mr. Slusser was one of two directors asked to continue as an advisor to the Board to facilitate Tyco’s transition to new management and new Board.

(4)	Reference is made to note (1) under the heading “Principal Shareholders” on page 3.

(5)	Reference is made to note (3) under the heading “Security Ownership of Management” on page 4.

(6)	Reference is made to note (1) under the heading “Security Ownership of Management” on page 4.

(7)	Mr. James Fast is a director of ICNB Financial Corporation. ICNB Financial Corporation is the holding corporation for Ionia County National Bank.

Independent Directors

     The listing requirements of the New York Stock Exchange (NYSE) have been amended to require that a majority of the members of a listed company’s board of directors be independent. The question of independence is to be determined by the board with respect to every director in line with NYSE rules. The NYSE rules also require that certain of the committees be composed entirely of independent directors. The committees covered by this requirement are the Audit, Compensation, and Nominating and Corporate Governance Committees. Based upon NYSE rules, the board has determined that six of its nine members (assuming election of the directors proposed in this proxy statement), a majority, would be independent as of the 2004 Annual Meeting of shareowners, and that all current members of the identified committees are independent in that those directors do not have a material relationship with the Company directly or as a partner, shareholder or affiliate of an entity that has a relationship with the Company. The Board made this determination based on the fact that none of the independent directors:

•	Is an officer or employee of the Company, its subsidiaries, or its affiliates; or,

•	Has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company; or,

•	Has worked for, consulted with, or received anything of substantial value from the Company aside from his compensation as a Director; or,

•	Is currently, or was within the past three years, employed by the independent auditors for the Company; or,

•	Serves on the compensation committee or the board of directors of any corporation that employs a nominee for Director or member of their immediate family; or,

•	Is an executive officer of any entity which the Company’s annual sales to or purchases from exceeded one percent of either entity’s annual revenues for the last fiscal year; or,

•	Serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in fiscal year 2004 in excess of two percent of the organization’s charitable receipts.

Independent Directors

James N. DeBoer
James D. Fast
Richard J. Johns, M.D
David P. Molfenter — Chairman, Nominating and Corporate Governance Committee
William I. Noecker — Chairman, Audit Committee and Lead Independent Director
W. Peter Slusser — Chairman, Compensation Committee

Meetings of Independent Directors

     The independent directors schedule meetings in executive sessions without the presence of our management. An independent director is selected to preside over the sessions during that year.

     Shareholders wishing to communicate directly with the independent directors may send correspondence addressed as follows:

Independent Directors
c/o Corporate Secretary
Sparton Corporation
2400 E. Ganson St.
Jackson, Michigan 49202

Lead Independent Director

     Mr. William I. Noecker has been designated by the independent directors as the Lead Independent Director. The Lead Independent Director provides leadership to enhance the Board’s effectiveness, preside over meetings of the independent directors without management present, and serve as a liaison between the Board and management. The lead independent director is responsible for determining when to hold, and who shall preside over, executive sessions held by the independent directors. Communications from shareholders, employees, or third parties, should these parties desire not to communicate directly with the Board of Directors or management, may be sent to the Lead Independent Director, in care of the Corporate Secretary, using the above address.

Shareholder Communications Policy

     Shareholders should communicate with the Board of Directors by sending a letter to the Sparton Board of Directors, c/o the Office of the Corporate Secretary, 2400 East Ganson Street, Jackson, Michigan 49202. The Office of the Corporate Secretary will receive the correspondence and forward it to the director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, harassing, illegal, not reasonably related to Sparton or its business, or similarly inappropriate. The Office of the Corporate Secretary has the authority to discard or disregard any inappropriate communications (other than a proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or any communication made in connection with such a proposal) or to take other appropriate actions with respect to any such inappropriate communications. In addition, the Office of the Corporate Secretary is authorized to forward communications that are clearly more appropriately addressed by other departments, such as customer service or accounting, to the appropriate department. The foregoing instructions by the directors to the office of the Corporate Secretary are subject to change by the directors. Additionally, all communications are available to any director who wishes to review them.

Board and Committee Information

     The Board of Directors, which had seven meetings during the past year, has standing Audit, Compensation, Executive, and Nominating and Corporate Governance Committees.

     The Audit Committee met six times during the last fiscal year and consisted of Messrs. William I. Noecker (Chairman), James D. Fast, and David P. Molfenter. This Committee operates under a written charter and oversees auditing, financial reporting and internal control matters. It also selects the firm that the Company retains as its independent auditors. The Committee consults with the independent auditors and reviews their audit and other work. The Committee also consults with the Chairman of the Board, President, and Vice President-Treasurer and oversees those individuals who review Sparton’s internal controls and compliance with policies. The members of the Audit Committee are independent, as defined under the New York Stock Exchange listing standards. The Board has determined that Mr. Noecker, in addition to being “independent”, is an “audit committee financial expert” as defined in the Security and Exchange Commission’s (SEC) regulation S-K, Item 401(h)(2). The independent auditors have access to the Committee without any other members of management being present. The Audit Committee met with management and the independent auditors before the announcement of earnings each quarter. The Committee also reviewed the annual financial statements and annual report on Form 10-K and the Audit Committee report in this Proxy Statement before each was filed with the SEC. The functions and qualifications for membership are set forth in its charter, a copy of which is filed with, and attached to, this Proxy Statement, and which is available on the Company’s website.

     The Compensation Committee, which held three meetings during the last fiscal year and consisted of Messrs. W. Peter Slusser (Chairman), James N. DeBoer, and David P. Molfenter, monitors the remuneration, including stock options, for the Company’s executive officers.

     The Executive Committee, which consisted of Messrs. Bradley O. Smith (Chairman), James N. DeBoer, David W. Hockenbrocht, and William I. Noecker did not meet during fiscal 2004.

     The Nominating and Corporate Governance Committee, which consisted of Messrs. David P. Molfenter (Chairman), James D. Fast and Richard J. Johns M.D., held one meeting last fiscal year. The Committee reviews the makeup of the existing Board of Directors and the tenure of its members, consistent with appropriate principles of corporate governance and applicable regulations. The Committee also considers and recommends candidates for election to the Board consistent with the needs of the Company, regulatory requirements, and the qualifications of the candidates. The Committee has implemented a formal process for consideration of candidates.

     The Company’s website address is www.sparton.com. Information provided at the website includes, among other items, the Company’s Corporate Governance Guidelines, current charters for the Audit, Compensation, Nominating and Corporate Governance, and Executive Committees of the Board of Directors, Board committees and their membership, and the Company’s Code of Business Conduct and Ethics.

     All directors attended at least 75% of the meetings of the Board and committees on which they serve. In addition, the directors are expected to attend the Annual Shareholders’ Meeting. At the Company’s fiscal 2003 Annual Meeting, eight of the nine directors were in attendance.

Director Qualifications

     The Nominating and Corporate Governance Committee is responsible for reviewing with the Board, from time to time, the appropriate qualities, skills and characteristics desired for Board members in the context of the current make-up of the Board. This assessment includes consideration of the following summary of minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors, as well as the following considerations for the composition of the Board as a whole:

     Essential Qualities -

•	Relevant and substantial business experience, with an understanding of what is involved in leading a company

•	Sound business instincts and judgment, with the ability to make informed and strategic decisions

•	Professional and personal reputation and integrity consistent with the Company’s Code of Ethics

•	Strong interpersonal skills evidencing the ability to work as part of a group and express views that are both challenging to and supportive of management

•	Commitment and availability to the Company to perform necessary and desired duties, with the ability to accept accountability for their role in Board decisions

•	Genuinely interested in the Company, its business, and its people, with a willingness to remain committed over a period of several years

     Board Composition Considerations -

•	Strategic mix of directors allowing for diverse expertise and experience fitting the specific needs of the Company, now and anticipated in the future

•	Multiple directors possessing understanding and expertise in the area of accounting and finance

•	Minimum of one director with understanding and experience in legal and/or regulatory matters

•	Multiple directors with specific experience and knowledge of the risks and challenges unique to the industry in which the Company operates

•	Visionaries with the ability to lead, manage change, and assist in the continued growth of the Company

•	Familiarity and ability to relate to, and deal with, the media and various financial markets

     These factors and others are considered useful by the Board, and are considered in an assessment of the perceived needs of the Board at a particular point in time.

Process for Identifying and Evaluating Director Nominees

     The Board is responsible for selecting its own members. The Board delegates the evaluation, selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board and management will be requested to take part in the process as appropriate.

     Once candidates have been identified, the Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates for the Board’s approval as director nominees for election to the Board. The Nominating and Corporate Governance Committee also recommends candidates for the Board’s appointment to the committees of the Board.

Procedure for Recommendation of Director Nominees by Stockholders

     The Nominating and Corporate Governance Committee will consider director candidates who are recommended by shareholders of the Company. To recommend a nominee, a shareholder should write to the Company’s Corporate Secretary at 2400 E. Ganson St., Jackson, MI 49202. To be considered by the Committee for nomination and inclusion in the Company’s Proxy Statement for its 2005 Annual Meeting of Shareholders, a shareholder recommendation for a Director must be received by the Company’s Secretary no later than 60 days prior to the Annual Meeting. Any recommendation must include (i) the name and address of the candidate, (ii) a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements summarized above, and (iii) the candidate signed consent to be named in the Proxy Statement and to serve as a Director if elected. The Committee may seek additional biographical and background information from any candidate that must be received on a timely basis to be considered by the Committee. Further information regarding shareholder recommendation of director candidates is contained in the Nominating and Corporate Governance Committee Charter, which is filed with, and attached to, this Proxy Statement, and which is available at the Company’s website.

     Assuming the appropriate biographical and background material is provided for candidates submitted by shareholders, the Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members. All Directors nominees recommended for election by the shareholders at the 2004 Annual Meeting are current members of the Board. The Committee did not receive any nominations from shareholders for the 2004 Annual Meeting.

Board Compensation

     Non-employee directors received an annual base retainer of $7,200. During fiscal 2004, non-employee directors also received $600 for each regularly scheduled Board meeting attended, $500 for each committee and special Board meeting attended, and $350 for each committee meeting attended the same day as a regularly scheduled Board meeting. Effective August 2004, non-employee directors are to be paid $500 for any committee meeting attended. Directors who are employees of the Company are paid $500 for each Board meeting attended.

     In addition to his directors’ fees, which totaled $3,000 in fiscal 2004, Mr. Bradley O. Smith is compensated for services rendered as Chairman of the Board of Directors. Such compensation totaled $74,037 for fiscal 2004.

     In addition to his directors’ fees, Richard J. Johns, M.D. received a total of $1,900 for services plus related expenses as a consultant to the Company during fiscal 2004. Dr. Johns serves as a consultant to the Company on issues related to the medical industry that the Company serves. These services are performed and compensated on an “as used basis”.

Corporate Governance

     The Sarbanes-Oxley Act of 2002 was enacted on July 30, 2002. The statute addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. In November 2003, the SEC approved new corporate governance rules for the New York Stock Exchange that address director independence and corporate accountability. The changes were designed to allow shareholders to more easily and efficiently monitor the performance of companies and directors.

     Sparton’s Board of Directors developed a series of changes to address these new requirements. The Audit Committee revised its charter and adopted a policy for pre-approving all services, audit and non-audit, performed by the Company’s Independent Auditors. In addition, the Board adopted charters for the Compensation, Executive, and Nominating and Corporate Governance Committees. These charters address issues such as independence of the committee members, committee organization and powers, member qualifications, duties and responsibilities, and corporate governance. As of June 30, 2004, all members of the Audit, Compensation, and Nominating and Corporate Governance Committees were independent directors, copies of the charters for each of these committees are filed with, and attached to, this Proxy Statement, and are located on the Company’s website. The Company continues to develop and refine its Corporate Governance policies and practices and their place within the Board’s committee structure.

Code of Ethics

     “The Sparton Way” governs the actions and working relationships of Sparton employees, officers and directors. “The Sparton Way” endorses the highest level of ethical standards, along with addressing other issues such as corporate opportunities, confidentiality, and the protection and proper use of corporate assets. The Company also updated its long standing Code of Business Conduct and Ethics in light of current regulatory requirements.

     To the extent any waiver is granted with respect to the Code of Business Conduct and Ethics that requires disclosure under applicable SEC rules, such waiver will also be posted on the website, as will any amendment that may be adopted from time to time. Sparton’s Shareholder Letters, Annual Report, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and news releases are also available at the website, or are available, without charge, by contacting the Shareholders’ Relations Department at 1-800-248-9579.

Whistleblower Provisions

     It is the policy of Sparton Corporation to encourage its employees and other persons to disclose improper activities, and to address complaints alleging acts of reprisal or intimidation resulting from disclosure of improper activities. Individuals wishing to report improper activities may call Sparton’s Whistleblower service at 1-866-393-7585. You may report activities anonymously if you so desire.

Audit Committee Report

     The Audit Committee has reviewed and discussed Sparton’s audited financial statements for the fiscal year ended June 30, 2004, with management and with Sparton’s independent auditors, BDO Seidman, LLP. Management is responsible for Sparton’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of Sparton’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

     The Audit Committee has discussed with BDO Seidman, LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit. The Audit Committee has received the written disclosures from BDO Seidman, LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), discussed with BDO Seidman, LLP their independence, and considered the compatibility of non-audit services provided by BDO Seidman, LLP with their independence.

     Based on the review and discussion described above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2004, be included in Sparton’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, for filing with the Securities and Exchange Commission.

William I. Noecker, Chairman
James D. Fast
David P. Molfenter

Relationship with Independent Auditors

     The Audit Committee appoints the independent auditors for Sparton. In addition to performing the audit of the Company’s consolidated financial statements, BDO Seidman, LLP provided various other services during fiscal 2004. The Audit Committee has considered the provision of all non-audit services performed by BDO Seidman, LLP during fiscal 2004 (and fiscal 2003) with respect to maintaining auditor independence. The Audit Committee reviewed and pre-approved all professional services requested of, and performed by, BDO Seidman, LLP. The Pre-Approval Policy for audit and non-audit services was included as an appendix to the Company’s 2003 Proxy Statement. The aggregate fees billed for fiscal 2004 and 2003 for each of the following categories of services are set forth below:

Fiscal 2004

Audit Fees – The aggregate fees of BDO Seidman, LLP and Ernst & Young, LLP for professional services rendered for the audit of Sparton’s annual financial statements for the fiscal year ended June 30, 2004, and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year, were $219,000.

Audit-related Fees – The aggregate audit-related fees of BDO Seidman, LLP for professional services rendered, primarily for the audit of the Company’s employee benefit plans, for the fiscal year ended June 30, 2004, were $24,000.

Tax Fees – The aggregate fees of BDO Seidman, LLP and Ernst & Young, LLP for tax services, preparation and review, rendered for the fiscal year ended June 30, 2004, were $58,000.

All Other Fees – There were no fees for other services billed by BDO Seidman, LLP or Ernst & Young, LLP for the fiscal year ended June 30, 2004, and there were no Financial Information Systems Design and Implementation services provided.

Fiscal 2003

Audit Fees – The aggregate fees of BDO Seidman, LLP and Ernst and Young, LLP for professional services rendered for the audit of Sparton’s annual financial statements for the fiscal year ended June 30, 2003, and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year, were $208,000.

Audit-related Fees – The aggregate audit-related fees of BDO Seidman, LLP and Ernst & Young, LLP for professional services rendered, primarily for the audit of the Company’s employee benefit plans, for the fiscal year ended June 30, 2003, were $48,000.

Tax Fees – The aggregate fees of BDO Seidman, LLP and Ernst & Young, LLP for tax services, preparation and review, rendered for the fiscal year ended June 30, 2003, were $32,000.

All Other Fees – There were no fees for other services billed by BDO Seidman, LLP or Ernst & Young, LLP for the fiscal year ended June 30, 2003, and there were no Financial Information Systems Design and Implementation services provided.

COMPENSATION OF EXECUTIVE OFFICERS

     The following tables provide certain data and information on the compensation of the Company’s Chief Executive Officer and its four most highly compensated executive officers (other than the CEO) whose annual salary and bonus exceeded $100,000 (collectively referred to as the “Named Executives”). This report addresses the Company’s compensation policies and programs for the fiscal year ended June 30, 2004, the details of which are reflected in the tables set forth in the following pages of this Proxy Statement. The Company’s and the Board’s policies and practices pertaining to the compensation of executive officers and management have been in effect for a number of years.

Compensation Committee Report

     Decisions on the compensation of the Company’s executive officers are monitored by the Board’s Compensation Committee. This Committee is composed of three non-employee directors; Messrs. W. Peter Slusser (Chairman), James N. DeBoer, and David P. Molfenter.

     The Company has long-established policies and practices intended to compensate its salaried employees in a manner that will enable the Company to attract, retain and motivate them to accomplish corporate goals and objectives. These policies and practices encourage management to remain dedicated to the maximization of shareholder value.

     The Company’s compensation program encompasses several elements: cash compensation (including salary and incentive bonus), incentive stock options and defined benefit and defined contribution retirement plans. Reflective of the Company’s goal of relating compensation to corporate performance, the incentive bonus compensation plan permits certain executive officers to earn additional compensation if pre-tax earnings are in excess of an established goals. The performance goals for this plan are reviewed and approved annually by the Compensation Committee. In addition, at the discretion of the Committee, bonuses may be paid in addition to or in lieu of bonuses earned under the incentive bonus plan based on the Committee’s evaluation of the employee’s individual performance, level of responsibility and experience. During the past fiscal year, no bonuses were paid as either discretionary or under the incentive bonus compensation plan. Additionally, no stock options were awarded to officers or directors in fiscal 2004.

     The Committee members use the same procedures described above in setting the annual salary, bonus, and incentive stock option grants for Mr. David W. Hockenbrocht, the Company’s Chief Executive Officer and President. These Committee members evaluate the performance of Mr. Hockenbrocht at least annually based on both the Company’s financial performance and the extent to which the strategic and business goals established for the Company are met. Mr. Hockenbrocht does not have an employment agreement with the Company.

     Mr. Hockenbrocht’s annual base salary for the fiscal year ended June 30, 2004, was $330,750.

W. Peter Slusser, Chairman
James N. DeBoer
David P. Molfenter

EXECUTIVE COMPENSATION

Summary Compensation Table

     The Summary Compensation Table shows certain compensation information for the Named Executives for services rendered in all capacities during the fiscal years ended June 30, 2004, 2003, and 2002:

				Long Term
		Annual		Compensation
		Compensation (1)		Securities Underlying	All Other
Name and Principal Position	Fiscal Year	Salary	Bonus	Options(2)	Compensation
David W. Hockenbrocht	2004	$330,750	$-0-	-0-	$9,197	(3)
Chief Executive Officer	2003	315,000	131,890	38,063	35,709	(4)
and President	2002	300,000	65,600	49,613	8,143	(5)

Douglas E. Johnson	2004	170,409	-0-	-0-	4,128	(6)
Chief Operating Officer and	2003	163,883	58,983	8,269	4,289	(6)
Executive Vice President	2002	160,548	47,791	27,563	4,332	(6)

Richard L. Langley	2004	143,237	-0-	-0-	6,433	(7)
Chief Financial Officer,	2003	136,400	69,135	9,319	6,777	(8)
Vice President and Treasurer	2002	131,200	39,967	22,050	6,382	(9)

Michael D. Sobolewski	2004	118,870	-0-	-0-	3,566	(6)
Vice President, Engineering	2003	114,316	15,355	6,038	3,166	(6)
	2002	110,381	8,749	5,513	1,100	(6)

Charles A. Stranko	2004	111,690	-0-	-0-	3,323	(6)
Vice President, Corporate Sales	2003	106,600	20,472	6,563	3,198	(6)
	2002	104,982	541	2,756	2,663	(6)

(1)	Perquisites and other personal benefits, securities, or property for the named executive officers for the fiscal years did not exceed the lessor of $50,000, or 10% of the total annual salary and bonus.

(2)	Option information reflects adjustments resulting from the 5% stock dividends distributed on February 18, 2003 and December 19, 2003.

(3)	Directors’ fees of $3,000 plus Company contribution to defined contribution benefit plan of $6,197

(4)	Directors’ fees of $3,000, Company contribution to defined contribution benefit plan of $5,909, and income from the exercise of stock appreciation rights on options for 32,000 shares of $26,800.

(5)	Directors’ fees of $2,850 plus Company contribution to defined contribution benefit plan of $5,293.

(6)	Company contributions to the employee’s defined contribution benefit plan.

(7)	Directors’ fees of $3,000 plus Company contribution to defined contribution benefit plan of $3,433.

(8)	Directors’ fees of $3,000 plus Company contribution to defined contribution benefit plan of $3,777.

(9)	Directors’ fees of $2,850 plus Company contribution to defined contribution benefit plan of $3,532.

Options Granted in Last Fiscal Year

     During the fiscal year ended June 30, 2004, options to purchase 2,700 shares were granted to one employee. There were no options granted to officers or directors during fiscal 2004.

Option/SAR Exercises and Holdings

     The following table sets forth information, with respect to the Named Executives, concerning the exercise of stock options or stock appreciation rights (“SARs”) during the year and unexercised options held at June 30, 2004. There were no SAR’s held as of June 30, 2004:

AGGREGATED OPTION/SAR EXERCISES IN
LAST FISCAL YEAR AND FISCAL YEAR-END
OPTION/SAR VALUES

			Number of Securities Underlying		Value of Unexercised
			Unexercised Options at Fiscal		In the Money Options at Fiscal
			Year-End (1)		Year-End (l) (2)
	Shares Acquired
Name	on Exercise	Value Realized	Exerciseable	Unexerciseable	Exerciseable	Unexerciseable
David W. Hockenbrocht	—	—	67,398	64,378	$237,668	$149,951
Douglas E. Johnson	—	—	24,118	22,739	77,605	54,752
Richard L. Langley	—	—	42,297	27,660	175,894	83,900
Michael D. Sobolewski	—	—	4,266	7,285	8,523	12,006
Charles A. Stranko	3,937	$26,811	5,432	6,645	17,988	10,852

(1)	Option information has been adjusted for the 5% stock dividends distribution on February 18, 2003 and December 19, 2003.

(2)	The value of unexercised options reflects the increase in market value of the Company’s Common Stock from the date of grant through June 30, 2004, when the closing price of the Company’s stock was $8.85 per share. The value actually realized upon exercise by the Named Executives will depend on the value of the Company’s Common Stock at the time of exercise.

Retirement Programs

     The Company maintains a defined benefit retirement plan for domestic employees of the Company which provides for monthly pensions following retirement. During the past year, no cash contribution was made by the Company to the plan as in the judgment of the Company’s independent actuaries, the pension plan was fully funded. The plan provides a basic benefit of $2.25 per month for each year of credited service up to a maximum of $90 per month. In addition, for those participants who contributed 5% of their monthly compensation (excluding bonuses) per month, the plan provides for an additional monthly pension amount equal to 11/2% of the participant’s final five-year average monthly compensation (excluding bonuses) times the participant’s years of contributory credited service to a maximum of 30 years. Effective April 1, 2000, the Company amended its defined benefit retirement plan to determine benefits by a cash balance formula. Under the cash balance formula, each participant has a benefit equal to their cash balance account which is credited yearly with 2% of their salary, as well as the interest earned on their previous year-end cash balance. Service under the Company’s prior salary-based formula was frozen as of March 31, 2000, and the benefit formula amended to calculate the monthly pension based upon the participant’s final five-year average earnings as defined.

     The following table shows the estimated annual retirement benefits, payable under the prior salary-based formula, in specified remuneration and service classifications upon normal retirement at age 65 (or June 30, 2004, if the individual is currently age 65 or older). The benefits shown are not subject to any deduction for Social Security or other offset amounts. The maximum amount of annual compensation allowed to be included in determining final average compensation has been limited by Federal statute to $205,000 for 2004. This amount is subject to future adjustment by the Internal Revenue Service.

Final 5-Year
Average Annual
Earnings
(Excludes Bonuses)	Years of Contributory and Credited Service at Age 65
	5	10	15	20	25
$60,000	$4,635	$9,270	$13,905	$18,540	$23,175
80,000	6,135	12,270	18,405	24,540	30,675
100,000	7,635	15,270	22,905	30,540	38,175
120,000	9,135	18,270	27,405	36,540	45,675
140,000	10,635	21,270	31,905	42,540	53,175
160,000	12,135	24,270	36,405	48,540	60,675
180,000	13,635	27,270	40,905	54,540	68,175
200,000	15,135	30,270	45,405	60,540	75,675
205,000	15,510	31,020	46,530	62,040	77,550

     The following Named Executives have years of contributory credited service under the plan as of June 30, 2004, as follows:

Years of Contributory
Officer	Credited Service
David W. Hockenbrocht	22.25
Douglas E. Johnson	11.75
Richard L. Langley	13.75
Michael D. Sobolewski	—
Charles A. Stranko	—

     In addition to benefits payable under the prior salary-based formula of the defined benefit plan, benefits are available under the cash balance formula. Estimated lump sum benefits equal to their cash balance account under the cash balance pension plan upon retirement at age 65 (or June 30, 2004, if the individual is currently age 65 or older) for Messrs. Hockenbrocht, Johnson, Langley, Sobolewski and Stranko are, $18,511, $62,493, $36,278, $165,597, and $99,752 respectively, assuming each Named Executive receives no pay increase and cash balances are credited with interest at a rate of 6% per annum.

     The Company also maintains a 401(k) defined contribution plan for its U.S. employees. The Company’s matching contribution is 50% of a participants’ cash contribution of up to 6% of their wages. The Company’s matching cash contribution is directed to be invested in Sparton Common Stock. Contributions paid on behalf of the Named Executives are detailed in the Summary Compensation Table. The Company also has a defined contribution plan for its Canadian employees.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership to the Securities and Exchange Commission (SEC). Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company, and/or written representations from certain reporting persons, during the fiscal year ended June 30, 2004, the Company believes that all filing requirements applicable to its officers and directors were complied with.

Performance Graph

     The following is a line-graph presentation comparing cumulative, five-year shareholder returns, on an indexed basis, of the Company’s Common Stock with that of a broad market index (the S&P 500 Composite Index) and the Electronics Component of the NASDAQ. The comparison assumes a $100 investment on June 30, 1999, and the reinvestment of dividends.

CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Mr. David W. Hockenbrocht is a member of the Board of Directors of Cybernet Systems, Inc. (Cybernet). The Company receives the Director’s fee for the Board meetings attended by Mr. Hockenbrocht. The Company owns 14% of Cybernet’s outstanding common stock.

INDEPENDENT AUDITORS

     Representatives of BDO Seidman, LLP, the Company’s independent auditors, are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS — 2005 ANNUAL MEETING

     Shareholder proposals intended to be included in the Proxy Statement and the Proxy for the 2005 Annual Meeting of Shareholders of the Company must be received by the Company not later than June 15, 2005, at its principal executive offices, 2400 East Ganson Street, Jackson, Michigan 49202, Attention: Corporate Secretary. Shareholder proposals to be presented at the 2005 Annual Meeting which are not to be included in the Company’s Proxy Statement must be received by the Company at this address no later than August 28, 2005.

By Order of the Board of Directors

JOSEPH S. LERCZAK,
Secretary

Dated: October 11, 2004.

APPENDIX INDEX

Audit Committee Charter	A-1
Nominating and Corporate Governance Committee Charter	B-1
Corporate Governance Guidelines	C-1
Compensation Committee Charter	D-1
Executive Committee Charter	E-1

APPENDIX A

Sparton Corporation
Audit Committee Charter

This Charter governs the organization and operation of the Audit Committee (the "Committee”) of the Board of Directors of Sparton Corporation (the “Company”) and has been approved by the Company’s Board of Directors. All amendments to this Charter shall be approved by the Board of Directors.

Committee Purpose and Role

The Committee is appointed by the Board of Directors to provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the qualification and independence of independent auditors, the annual independent audit of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the ethics issues related thereto, and such other duties as may be assigned by the Board of Directors from time to time.

The Committee and any of its members shall, if requested by them, be given full access to any and all information within the Company’s custody or control, including, without limitation, information known to any of its officers, employees, consultants, legal counsel, independent auditors or any other member of the Board of Directors. The Committee will encourage full and free interchange among the Company’s Board of Directors, Chief Executive Officer, President, principal accounting officer, other Company executives and the independent auditors. The Company’s principal accounting officer is expected to be engaged with and supportive of a proactive philosophy that anticipates and shares with the Committee current issues and significant concerns.

The Committee is empowered to retain special legal, accounting or other advisors or consultants to advise the Committee, and it is authorized to access internal and external resources, as it deems necessary, in carrying out its responsibilities. The Committee may appoint subcommittees.

Committee Membership

The Committee shall consist of at least three directors appointed by the Board, one of whom shall be designated by the Board as Chairperson. The Board of Directors shall make an affirmative determination that each member of the Committee is independent of management and the Company. Members of the Committee will be considered independent if they have no relationship that may interfere with their independence from management, receive only director’s fees from the Company as compensation and otherwise qualify as independent under applicable laws, rules and regulations, including rules and regulations of the Securities and Exchange Commission and rules of the New York Stock Exchange. Notwithstanding the above, one director who is not independent may serve as a member of the Committee as and if permitted by applicable laws, rules and regulations; provided that any non-independent director may not serve more than two years on the Committee and may not serve as Chairperson of the Committee.

All Committee members shall: (1) have the ability to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, statement of cash flows, and key performance indicators; (2) have the ability to understand key business and financial risks and related controls and control processes; and (3) be financially literate at the time of their appointment to the Committee, all as interpreted by the Board of Directors and as may be defined by applicable laws, rules and regulations. In addition, the Chairperson of the Committee shall be financially sophisticated and at least one member of the Committee shall qualify as an “audit committee financial expert” as defined by applicable laws, rules and regulations.

Additionally, Committee members are encouraged to participate in relevant and appropriate continuing education to better understand the Company’s business and the environment in which the Company operates.

Any questions concerning a director’s independence or qualification to serve on the Committee will be determined by the Board of Directors in its business judgment and in accordance with applicable laws, rules and regulations. A Committee member may be removed for any reason by a majority vote of the Board of Directors.

Committee Meetings

The Committee shall hold regular meetings at least four times each fiscal year, and at any additional time as either the Board or the Committee deems necessary. Committee meetings normally will occur in conjunction with meetings of the Board of Directors. Special meetings of the Committee may be called by the Committee Chairperson or the principal accounting officer. In addition, the independent auditors or legal counsel may, at any time, request and cause to be convened a meeting with the Committee or Committee Chairperson, with or without management attendance. Pre-meeting materials are expected to be distributed to Committee members in sufficient time before the meeting to permit adequate review by members. Committee members are expected to review those materials before the meeting. Minutes of each meeting will be kept and distributed to all directors. Meetings will focus on substantive issues of current importance and be of duration adequate to permit full discussion of the agenda. The Committee may request that members of management and the Company’s independent auditors be present at meetings.

Committee Responsibilities and Processes

The Committee’s primary responsibilities are to assist the Board of Directors in its oversight of the integrity of the Company’s financial statements, of the Company’s compliance with legal and regulatory requirements and ethics issues, and of the independence and qualifications of the independent auditors. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing the Company’s annual financial statements. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices and ethical behavior. The Committee shall regularly report the results of its activities to the Board of Directors.

The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may modify or supplement them as appropriate and consistent with applicable laws, rules and regulations, and as approved by the Board of Directors. The Committee’s processes should remain flexible, to best react to changing conditions and circumstances. In furtherance of these purposes, the Committee shall have the following authority, duties and responsibilities:

•	Accountability of Independent Auditors: Establish a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Committee, as representatives of the Company’s shareholders.

•	Selection of Independent Auditors; Approval of Engagements: The Committee has the sole authority and responsibility to select, appoint, evaluate and, if appropriate, replace, the independent auditors to examine the Company’s accounts, controls and financial statements. The Committee has the sole authority to approve all audit engagement fees and terms and the Committee shall pre-approve all audit and permitted non-audit services provided to the Company by the independent auditors.

•	Review of Independent Auditors: Annually review the performance (including effectiveness, objectivity and independence) of the independent auditors, including a review and evaluation of the lead partner of the independent auditors, and report the Committee’s conclusions to the Board of Directors.

•	Report From Independent Auditors: Ensure receipt of a formal written report from the independent auditors consistent with applicable rules and regulations and standards set by the Independence Standards Board or other applicable bodies. The Committee shall review the report with respect to independence and shall discuss with the independent auditors any relationships that may adversely affect the independent auditors’ objectivity or independence, and shall consider the compatibility of approved non-audit services with the auditors’ independence. If the Committee is not satisfied with the auditors’ assurances of independence, it shall take appropriate action to ensure the independence of the independent auditors.

•	Annual Audit Plan and Related Matters: Discuss with the independent auditors the overall scope and plans for their audit, including the budget, adequacy of staffing and compensation. Also, the Committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s systems to monitor, assess and manage business risk, and legal and ethical compliance programs. The Committee shall review any identified audit problems or difficulties and discuss management’s response(s) thereto. The Committee also shall meet in separate executive sessions with management and the independent auditors to discuss the results of the Committee’s deliberations and any matter that the Committee or any of these persons believes should be discussed privately with the Committee.

•	Review of Annual Financial Statements and MD&A: Review with management and the independent auditors the Company’s financial statements, including disclosures under the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” to be included in Forms 10-K, and recommend to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K. The Committee shall review the results of the annual audit with the independent auditors and Company management, including but not limited to the following:

–	The quality and appropriateness of the Company’s accounting principles and practices as applied to its financial reporting;

–	Adjustments to the financial statements recommended by the independent auditors;

–	Uncorrected misstatements aggregated by the independent auditors that are determined by management to be immaterial, both individually and in the aggregate, to the financial statements taken as a whole;

–	Significant audit findings during the year and management’s responses thereto; and

–	Other matters required by the independent auditors to be communicated to the Committee under generally accepted auditing standards and applicable laws, rules and regulations.

•	Review of Quarterly Financial Statements and MD&A: Review the Company’s quarterly financial statements, including disclosures under the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” with management and the independent auditors before filing of Forms 10-Q. The Committee shall review the results of the quarterly reviews with the independent auditors and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards and applicable laws, rules and regulations.

•	Review of Systems and Controls: Review with management and the independent auditors the quality, adequacy and effectiveness of the Company’s accounting, financial and disclosure controls and procedures, including computerized information systems and controls, the Company’s systems to monitor, assess and manage business risks and the adequacy of the Company’s resources. The Committee shall also meet separately with management and the independent auditors to discuss the results of the Committee’s deliberations.

•	Complaints: Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

•	Investigations: Investigate, when deemed necessary, potential improprieties or known improprieties in Company operations. The Committee shall conduct investigations and, if necessary, retain outside experts with respect to any alleged illegality that may be brought to the Committee’s attention. The Committee shall have the ability to investigate any matter within the scope of its responsibility and engage legal counsel, independent experts and other resources to assist in any such investigation.

•	Review of Company Policies and Practices: Review the adequacy of the policies and practices of the Company related to (1) related party transactions; (2) codes of conduct and/or ethics; (3) conflicts of interest; and (4) compliance with key regulatory issues.

•	Review of Risks: Meet periodically with management and the independent auditors to review important financial and operating topics that present potential significant risk to the Company and the steps management has taken to monitor and control such exposures.

•	Legal and Regulatory Matters: Review reports from the Company’s counsel on the status of any legal or regulatory matters, such as threatened or pending litigation, that may result in a material financial impact to the Company.

•	Earnings Releases: Review earnings press releases prior to their issuance and guidance provided by the Company to analysts or rating agencies. The Chairperson may represent the entire Committee for purposes of this review.

•	Reports in Securities Filings: Prepare an annual Committee report and any other disclosure required in the Company’s annual proxy statement or other securities filings.

•	Auditing and Accounting Principles: Consider major changes and other questions regarding the appropriate auditing and accounting principles and practices for the Company.

•	Annual Performance Evaluation: Assist the Board of Directors with an annual performance evaluation of the Committee, including the Committee’s adherence to this Charter.

•	Review of Charter: Review and reassess the adequacy of this Charter at least annually and recommend any changes to the Board of Directors. Ensure that this Charter is included as an appendix to the Company’s proxy statement at least once every three years (or as otherwise required by applicable laws, rules and regulations).

•	Hiring of Certain Employees: Establish or approve Company hiring policies for employees or former employees of the independent auditors.

•	Other: Report regularly to the Board of Directors and undertake such other responsibilities as are required by applicable laws, rules and regulations or are assigned by the Board of Directors.

Although the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. These tasks are the responsibility of management and the independent auditors. It is not the duty of the Committee to conduct investigations, (other than as specifically described in this charter), and to resolve disagreements between management and the independent auditors, or to assure compliance with laws and regulations.

APPENDIX B

Sparton Corporation
Nominating and Corporate Governance Committee Charter

Membership

•	The Board of Directors will appoint annually a Nominating and Corporate Governance Committee comprised of at least three Board members, each of whom shall be “independent” as defined from time to time by the New York Stock Exchange’s listing standards and the Corporation’s Corporate Governance Guidelines.

•	The Board of Directors shall annually appoint the Committee’s chairperson who shall be responsible for reporting the Committee’s activities and recommended actions to the Board of Directors.

•	A Committee member may be removed by a majority vote of the Board of Directors.

Purpose

The primary purpose of the Committee is to assist the Board of Directors by: (a) establishing qualifications and standards to serve as a director of the Corporation, (b) identifying and recommending individuals qualified to become directors of the Corporation, and (c) developing, recommending and reviewing corporate governance standards and policies for the Corporation.

Meetings and Procedures

•	The Committee shall meet as often as its chairperson or its members deem necessary, but at least once per fiscal year, to perform the Committee’s responsibilities.

•	Meetings of the Committee shall be subject to the procedural rules of the Committee, or if none, the procedural rules that govern meetings of the Board of Directors as set forth in the Corporation’s By-laws and Code of Regulations. The Committee may adopt its own rules of procedure, not inconsistent with: (a) any provision of this Charter, (b) any provision of the Corporation’s By-laws and Code of Regulations, or (c) the laws of the State of Ohio.

•	The Committee chairperson, or in the chairperson’s absence the acting chair as designated by the Committee’s members, will preside at each meeting of the Committee, and in consultation with the other members of the Committee, shall set the length of each meeting and the agenda items to be addressed. The agenda and any other background materials to be discussed at a Committee meeting shall be distributed to the Committee’s members prior to the meeting.

•	The Committee will keep adequate minutes of all its proceedings, and the chairperson will report the Committee’s actions and recommendations at the next meeting of the Board of Directors. Committee members will be furnished with a copy of the minutes of each meeting.

•	The Corporation will provide appropriate funding, as reasonably determined by the Committee, in order for the Committee to perform its responsibilities under this Charter.

Authority and Responsibilities

•	The Committee may select and retain in its sole discretion outside consultants or search firms to assist in identifying qualified director candidates. The Committee has the sole authority to approve the outside consultants’ fees and retention terms and to terminate any relationship with any outside consultant.

•	The Committee shall have authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate.

•	The principal responsibilities and functions of the Committee are as follows:

–	Assist in identifying, interviewing and recruiting qualified candidates for the Board of Directors.

–	Annually present to the Board of Directors a list of individuals recommended as nominees for election to the Board of Directors at the Annual Meeting of Shareholders.

–	Recommend to the Board of Directors nominees to fill vacancies on the Board of Directors as necessary.

–	Before recommending an incumbent director, review his or her qualifications, including capability, availability to serve, any conflicts of interest, and other relevant factors. In addition, the Committee shall not recommend a person to serve as a replacement or additional director unless (i) the person has been interviewed (either in person or by telephone) by at least one member of the Committee, (ii) it determines that the person is willing and intends to represent and act in the interests of all of the Corporation’s shareholders, rather than the interests of a particular shareholder or group of shareholders, and (iii) it determines that the person is willing to comply with all requirements of the Securities and Exchange Commission and the New York Stock Exchange. Without limitation to the foregoing, the Nominating Committee generally will not recommend a person who has been nominated by a shareholder of the Corporation to serve as a director unless it determines that the shareholder and the nominee have complied with the requirements set forth in the section of this Charter entitled “Recommending Shareholder Nominees.

–	Review and consider candidates for election as directors which are properly submitted by any shareholder(s) of the Corporation in accordance with director nomination procedures for shareholders.

–	Annually review the size and composition of the Board of Directors and each of its committees, review each committee’s charter, and develop and present recommendations to the Board of Directors for: (i) the creation of additional committees or dissolution of existing committees, (ii) changes in the mandates of any committee, and (iii) criteria for the selection of individuals to be considered as candidates for election to the Board of Directors and for appointments to committees, as needed.

–	Develop and recommend to the Board of Directors for approval a set of corporate governance principles applicable to the Corporation and review such guidelines at least annually and recommend any changes as necessary.

–	Regularly review and make recommendations about changes to this Charter.

–	Review and discuss management succession at least annually.

–	Oversee the evaluation of the Board of Directors and its committees, which may include developing, recommending and periodically reviewing and modifying an annual self-evaluation process.

–	Periodically review and make recommendations to the full Board of Directors regarding director orientation and continuing education.

–	Oversee the evaluation of management.

–	Review periodically the Corporation’s governing documents and recommend changes to the Board of Directors concerning any changes necessary to foster good corporate governance.

–	Review conflicts of interest that may affect the Corporation, or any director or executive officer.

–	In coordination with the Board of Directors, conduct an annual performance evaluation of the Committee and its members. The Committee will implement recommendations by the Board of Directors to the Committee.

–	Prior to each Board meeting, the Committee will review any communications by shareholders addressed to the Committee submitted to the Office of the Corporate Secretary that relate to corporate governance issues.

Recommending Shareholder Nominees

•	Without limitation to the foregoing, the Committee will consider recommending a person who has been nominated by a shareholder of the Corporation to serve on the Board of Directors who has satisfied all of the following:

–	The nomination is made by a shareholder entitled to vote on the election of members of the Board, and

–	The shareholder making the nomination provides the Corporation with written notice of the shareholder’s intent to nominate the person (a “Notice of Intent”), either by personal delivery or by United States mail, postage prepaid, and received by the Corporation [(i) with respect to an election to be held at an annual meeting of shareholders, not later than sixty (60) days in advance of the date of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders called for that purpose, not later than the close of business on the tenth (10th) day following the date on which notice of the special meeting was first mailed to the shareholders by the Corporation,] and

–	The shareholder’s Notice of Intent sets forth (i) the name and address of the shareholder and of the person or persons to be nominated, (ii) a representation that the shareholder (A) is a holder of record of stock of the Corporation entitled to vote at the meeting at which the nomination will be made, (B) will continue to hold such stock through the date on which the meeting is held, and (C) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the Notice of Intent, (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder, (iv) appropriate biographic information and a statement as to the individual’s qualifications, (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors, and (vi) the consent of each nominee to serve as a director of the Corporation if so elected.

APPENDIX C

Sparton Corporation
Corporate Governance Guidelines

Governance Philosophy

Our standard is, and will continue to be, to conduct our business at the highest ethical level and to comply with all applicable laws and regulations. Though our business environment will change, our commitment to ethical and moral standards of business conduct must remain constant. Indeed, we must remain focused on and committed to The Sparton Way. The Sparton Way states that our employees, officers and directors shall be:

•	Dedicated to the conduct of our business at the highest ethical level.

•	Dedicated to being a good corporate citizen in the communities where our manufacturing facilities are located.

•	Dedicated to the design and manufacture of superior quality products in the most efficient manner possible and at the lowest possible cost.

•	Dedicated to serving our customers to the utmost of our ability by making continuing contributions that support their progress.

•	Dedicated to constantly improving our Corporation’s technology base to better serve our customers.

•	Dedicated to the implementation of new ideas and new processes in order to be the low cost producer in our chosen markets.

•	Dedicated to making our Corporation grow faster than the economy.

•	Dedicated to the maximization of shareholder value.

•	Dedicated to honest and open communications with all who are involved in Sparton’s business.

•	Dedicated to providing a work environment that is safe and clean and one where our employee/associates can achieve their highest potential during their working years.

To accomplish these goals requires effective board governance. Therefore, our Board of Directors has adopted the following guidelines regarding the corporate governance of Sparton Corporation:

Responsibilities of the Board of Directors

•	General Authority and Responsibility: The Board is elected by the shareholders to oversee their interests in the long-term performance and overall success of the enterprise. The Board serves as the ultimate decision-making body of the Corporation except for those matters reserved to or shared with its shareholders. Members of the Board are expected to exercise their business judgment and to act in good faith and in a manner he or she reasonably believes to be in the best interest of the Corporation and its shareholders. The primary responsibilities of the Board are oversight, counseling and direction to the management of the Corporation in the interest and for the benefit of the Corporation’s shareholders. The Board’s detailed responsibilities, some of which are conducted through Committees of the Board, include:

–	Selecting, regularly evaluating the performance of, and approving the compensation of the Chief Executive Officer and other senior executives;

–	Planning for succession with respect to the position of Chief Executive Officer and monitoring management’s succession planning for other senior executives;

–	Reviewing and, where appropriate, approving the Corporation’s major financial objectives, strategic and operating plans and actions;

–	Overseeing the conduct of the Corporation’s business to evaluate whether the business is being properly managed;

–	Overseeing the processes for maintaining the integrity of the Corporation with regard to its financial statements and other public disclosures, and compliance with law and ethics; and

–	Assessing major risk factors relating to the Corporation and its performance, and reviewing measures to address and mitigate risk.

The Board of Directors has delegated to the Chief Executive Officer, working with the other executive officers of the Corporation, the authority and responsibility for managing the business of the Corporation in a manner consistent with the Corporation’s standards, practices, and policies, and in accordance with any specific plans, instructions or directions of the Board. The Chief Executive Officer and management are responsible to seek the advice and, in appropriate situations, the approval of the Board with respect to extraordinary actions to be undertaken by the Corporation.

•	Meeting Attendance: Directors are expected to prepare for, attend and participate in all Board and applicable Committee meetings, and to devote the requisite time and effort necessary to fulfill their respective responsibilities.

Board Composition

•	Size of the Board and Classification: The Board will have at least nine (9) members divided into three classes as nearly equal in number as possible, unless otherwise determined in accordance with the Corporation’s Code of Regulations. Board members shall be elected for staggered terms of three years.

•	Board Independence: A majority of our Board will be “independent.” Our Corporation defines an “independent” director in accordance with the New York Stock Exchange listing standards for independent directors (NYSE Listed Company Manual Rule 303A.01 and 303A.02).

Because it is not possible to anticipate or explicitly provide for all potential conflicts of interest or relationships which may affect independence, the Board is responsible to affirmatively determine that each independent director has no material relationship with the Corporation or its affiliates or with any executive officer of the Corporation or his or her affiliates. A relationship will be considered “material” if in the judgment of the Board it would interfere with the director’s independent judgment.

•	Business Relationships with Directors: For the purpose of minimizing the risk of actual or perceived conflicts of interest, any monetary arrangement (other than director compensation, employee compensation, or amounts considered immaterial) between a director (including any member of a director’s family as required under the NYSE Listed Company Manual Rules) and the Corporation or any of its affiliates or members of senior management or their family shall be subject to approval by the Audit Committee or the Board as a whole. Each Director must notify the Chief Executive Officer before entering into any such transaction.

•	Selection of New Director: The Nominating and Corporate Governance Committee has the responsibility to screen all potential candidates for participation on the Board. The Board will fill vacancies in the manner established in the Corporation’s Code of Regulations.

•	Board Membership Criteria: To meet the Corporation’s needs in a rapidly changing environment, Sparton Corporation requires a high-performance Board whose members subscribe to our values and meet the specific resource needs of the business. The Nominating and Corporate Governance Committee is responsible for reviewing with the Board from time to time the appropriate experiences, skills and characteristics required of Board members in the context of the current make-up of the Board.

•	Other Board/Audit Committee Memberships: Board members will disclose all involvement in business and philanthropic boards and related audit committee assignments. These commitments will be considered as part of the annual review process. Board members are generally discouraged from participation on more than three public Corporation boards (including the Sparton Corporation board).

•	Directors with a Material Change in Status: Board members who retire or change positions held, or otherwise have a material change in status, shall offer to resign from the Board. Although this will prompt a review, the Board need not accept the offer of resignation.

Any employee who becomes a member of the Board, including the Chief Executive Officer, will offer to resign from the Board upon termination of employment. The employee may be invited, however, to serve the remainder of his or her term and be nominated for additional terms at the discretion of the Board.

The Nominating and Corporate Governance Committee shall review and recommend to the Board the appropriateness of continued Board membership when offers to resign are received.

•	Separation of the Position of Chairperson and CEO: The Board believes the roles of Chief Executive Officer and Chairperson should be separated. If the positions are combined, the Board will closely monitor the performance and working relationship between the Chief Executive Officer/Chairperson and the Board.

•	Board Compensation: It is the general policy of the Board that Board compensation should be a mix of cash and equity-based compensation. Independent directors may not receive consulting, advisory or other compensatory fees from the Corporation, in addition to their Board compensation, in amounts which causes them to lose their independence. Changes in Board compensation, if any, shall be based on the recommendation of the Corporation’s Compensation Committee, but with full concurrence and discussion by the Board. The Committee’s recommendation may be based on information provided by independent consultants.

Board Meetings and Materials

•	Scheduling and Selection of Agenda Items for Board Meetings: Board meetings are scheduled in advance, typically four to six meetings each year plus an annual meeting. In addition to regularly scheduled meetings, additional Board meetings may be called upon appropriate notice at any time to address specific needs of the Corporation. The Board may also take action from time to time by unanimous written consent.

The Chairman of the Board, in consultation with the Chief Executive Officer, and with the assistance of management, prepares the agenda for each meeting and distributes it in advance to members of the Board. Each director may propose the inclusion of items on the agenda, request the presence of or a report by any member of the Corporation’s management, or at any Board meeting raise subjects that are not on the agenda for that meeting.

Directors are encouraged to keep themselves informed about the Corporation’s affairs between Board meetings through direct individual contacts with members of the Corporation’s senior management, as well as among Board members. Members of senior management and the Corporation’s legal advisors and key consultants shall make themselves generally accessible to members of the Board and respond, as soon as reasonably practical, to matters of inquiry.

•	Board Material Distributed in Advance: Information that is important to the Board’s understanding of the business, Board or Committee meeting agendas and material related to agenda items should be distributed (either in hard copy or electronically) to Board members in advance of the meeting. Supplemental written materials will be provided to the Board on a periodic basis and at any time upon request of Board members.

•	Access to Senior Management and Employees and Board Presentations: The Board and each Committee of the Board have complete access to contact and meet with senior management and employees. The Board encourages management to schedule from time to time managers to present at Board meetings who: (a) have knowledge and expertise with respect to an agenda item to be discussed, or (b) have future potential that management believes should be given exposure to the Board.

•	Independent Directors’ Discussions: The independent directors of the Board will meet separately in regularly scheduled meetings. A presiding director will be elected by the independent directors, who will chair the meetings and assume such responsibilities as may be designated by the independent directors. Independent directors may make recommendations for consideration by the full Board, but will not take formal action.

•	Annual Review of Directors and the Board: The Nominating and Corporate Governance Committee, in conjunction with the Chief Executive Officer, will conduct an annual review of overall Board performance. In addition, the Committee will review performance of individual Board members who are approaching re-election.

•	Director Orientation and Continuing Education: The Nominating and Corporate Governance Committee in conjunction with the Chief Executive Officer is responsible for new-director orientation programs and for director continuing education programs. The orientation programs are designed to familiarize new directors with the Corporation’s businesses, strategies and challenges. Members of the Board are encouraged to attend and participate in director training and continuing education programs. Provided that a director receives the prior approval of the Chairman of the Board or the Chairman of the Nominating and Corporate Governance Committee to attend such training or continuing education program, the cost of that program will be reimbursed by the Corporation.

Board Committees

•	Committees: Committees shall be established by the Board from time to time to facilitate and assist in the execution of the Board’s responsibilities. Committees may be standing or ad hoc. There are currently four standing committees:

–	Audit Committee

–	Compensation Committee

–	Executive Committee

–	Nominating and Corporate Governance Committee

Each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee must be independent, as provided under the NYSE listing standards, and each member of the Audit Committee must meet the independence standards imposed by the Sarbanes-Oxley Act of 2002.

Each Committee will have a written charter, approved by the Board, which describes the Committee’s general authority, duties and responsibilities. A copy of each charter will be posted on the Corporation’s web site. Each Committee will undertake an annual review of its charter, and will work with the Nominating and Corporate Governance Committee and the Board to make such revisions as are considered appropriate.

Each Committee has the authority to engage outside experts, advisers and counsel to the extent it considers appropriate to assist the Committee in its work.

Each Committee will regularly report to the Board concerning the Committee’s activities.

•	Assignment and Term of Service of Committee Members: The Board is responsible for the annual appointment of Committee members and Committee chairpersons.

Annual Review of Governance Guidelines

The Nominating and Corporate Governance Committee of the Board of Directors shall review these Governance Guidelines on at least an annual basis and report any recommendations to the Board.

Availability of Guidelines

These Governance guidelines shall be posted on the Corporation’s website and referenced in the Corporation’s annual proxy statements.

APPENDIX D

Sparton Corporation
Compensation Committee Charter

Membership

•	The Board of Directors will appoint annually a Compensation Committee composed of at least three Board members, each of whom shall serve for a one year term or until their successors are duly elected and qualified, and each of whom shall be: (a) “independent” as defined from time to time by the New York Stock Exchange’s listing standards; (b) a “non-employee director” as that term is defined under Securities and Exchange Commission Rule 16b-3; and (c) an “outside director” as that term is defined for purposes of the Internal Revenue Code, Section 162(m).

•	The Board of Directors shall annually appoint the Committee’s chairperson who shall be responsible for reporting the Committee’s activities and recommended actions to the Board of Directors.

•	Committee members should have broad business experience, including operating and financial experience in corporate matters.

•	The Chief Executive Officer of the Corporation will make recommendations to the Committee concerning company officers and employee compensation except his own compensation.

•	The Committee may be assisted on compensation projects by various members of the Corporation’s staff, as the Committee reviews compensation matters with the CEO and other members of senior management.

•	A Committee member may be removed by a majority vote of the Board of Directors.

Purpose

•	The Committee’s primary purpose is to assist the Board of Directors in fulfilling its responsibility to maximize the long-term return to shareholders by overseeing compensation and benefit matters relating to the Corporation’s officers, directors and employees.

•	The Committee also reviews and approves the Committee reports included in the Corporation’s Annual Proxy Statement in accordance with applicable SEC rules and regulations.

Meetings and Procedures

•	The Committee shall meet as often as its chairperson or its members deem necessary, but not less than twice per fiscal year, to perform the Committee’s responsibilities.

•	Meetings of the Committee shall be subject to the procedural rules of the Committee, or if none the procedural rules that govern meetings of the Board of Directors as set forth in the Corporation’s By-laws and Code of Regulations. The Committee may adopt its own rules of procedure, not inconsistent with: (a) any provision of this Charter, (b) any provision of the Corporation’s By-laws and Code of Regulations, or (c) the laws of the State of Ohio.

•	The Committee chairperson, or in the chairperson’s absence the acting chair as designated by the Committee’s members, will preside at each meeting of the Committee, and in consultation with the other members of the Committee, shall set the length of each meeting and the agenda items to be addressed. The agenda and any other background materials to be discussed at a Committee meeting shall be distributed to the Committee’s members prior to the meeting.

•	The Committee will keep adequate minutes of all its proceedings, and the chairperson will report the Committee’s actions and recommendations at the next meeting of the Board of Directors. Committee members will be furnished with a copy of the minutes of each meeting and any action taken by unanimous written consent.

•	The Corporation will provide appropriate funding, as reasonably determined by the Committee, in order for the Committee to perform its responsibilities under this Charter.

Authority and Responsibilities

•	The Committee may select and retain in its sole discretion outside consultants to assist in determining and establishing policies and may authorize independent studies of corporate compensation and benefits of generally comparable companies. The Committee has the sole authority to approve the outside consultants’ fees and retention terms and to terminate any relationship with any outside consultant.

•	The Committee shall have authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate, provided the subcommittees are also composed entirely of independent directors.

•	The Committee shall be responsible for:

–	Assisting management in defining an executive compensation policy that (a) supports the Corporation’s objectives; (b) attracts and retains key executives; (c) relates total compensation to financial performance and the attainment of strategic results; and (d) provides competitive compensation at a reasonable cost.

–	Reviewing and recommending, for non-employee directors’ approval, the annual base salary levels, annual incentive compensation levels, employment agreements and the benefits of the Corporation’s CEO and other senior officers.

–	Reviewing CEO and key executive incentive plans compared to the Corporation’s and business units’ performance and budgets.

–	Evaluating annually the CEO, CFO and COO and other key executives’ compensation levels and payouts against (a) pre-established, measurable performance goals and budgets; (b) compensation for generally comparable groups of executives; (c) relative shareholders’ return; (d) previous compensation and benefits received by such officers; and (e) external market trends.

–	Reviewing market trends and comparable groups for Corporation wide annual merit increases.

–	Reviewing and recommending for non-employee directors’ approval any severance programs for executives, including change-of-control agreements; and ensuring that the potential costs of such programs are fair and reasonable.

–	Approving, by direct action or through delegation, all awards, grants, and related actions under the provisions of the Corporation’s Stock Option or other executive compensation programs.

–	Recommending pay levels for Board members, subject to approval by vote of the full Board of Directors in recognition of the conflict of directors setting their own remuneration. These recommendations may be reviewed by third parties, such as outside, independent consultants for reasonableness.

–	Providing oversight for the administration, funding and investment strategy of the Corporation’s retirement plans, including defined benefit and contribution plans. Annually reviewing the investment performance and funding of these plans and making appropriate recommendations to the Board of Directors.

–	Reviewing and approving in advance the contents of SEC and other regulatory filings relating to compensation matters. This includes reviewing the Corporation’s Annual Proxy Statement, the Committee’s Report, and all disclosures of compensation matters in the Annual Report, Form 10K, and other regulatory filings.

–	In coordination with the Board of Directors, conducting an annual performance evaluation of the Committee and its members. The Committee will implement recommendations by the Board of Directors to the Committee.

APPENDIX E

Sparton Corporation
Executive Committee Charter

Background

•	The Executive Committee shall consist of no fewer than four members. The Chief Executive Officer and the Chairman of the Board of Directors shall be members of the Executive Committee. The other members of the Executive Committee members shall be independent Directors as appointed annually by the Board.

•	The Board of Directors shall annually appoint the Committee’s chairperson who shall be responsible for reporting the Committee’s activities and recommended actions to the Board of Directors

•	An independent Committee member may be removed by a majority vote of the Board of Directors.

Purpose

•	The Executive Committee is appointed by the Board of Directors to exercise the powers and assume the duties of the Board of Directors between meetings of the Board and to supervise and direct the implementation of decisions of the Board.

•	The Executive Committee shall meet as often as it determines to be appropriate. All meetings of the Executive Committee shall be conducted pursuant to the By-laws and Code of Regulations of the Company with regard to notice and waiver thereof, and written minutes of each meeting, in the form approved by the Executive Committee, shall be filed in the Company records.

•	The Chairperson shall preside at each meeting. In the absence of the Chairperson, one of the other members of the Executive Committee shall be designated as the acting chair of the meeting.

•	The Chairperson (or acting chair) may direct appropriate members of management and staff to prepare draft agendas and related briefing materials for each Executive Committee meeting. The draft agenda shall be reviewed and approved by the Executive Committee Chairperson (or acting chair) in advance of distribution to the other Executive Committee members.

•	Any briefing materials, together with the agenda, should be distributed to the Executive Committee members in advance of the meeting.

•	Reports of meetings of the Executive Committee shall be made to the Board at its next regularly scheduled meeting following the Executive Committee meeting, accompanied by any recommendation to the Board of Directors approved by the Executive Committee.

Responsibilities

•	The responsibilities of the members of the Executive Committee are to exercise their business judgment and to act in good faith in a manner they reasonably believe to be in, or not opposed to, the best interest of the Company. In discharging those obligations and responsibilities, members shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by the persons on committees to the same extent they would otherwise rely as if they had been presented to the Board.

E-1

•	The Executive Committee shall have the authority to exercise all powers and authority of the Board of Directors, including without limitation the powers and authority enumerated in the By-laws of the Company, excepting:

–	the review and approval or disapproval of transactions involving Related parties; and

–	matters which, under the Ohio General Corporation Law, the rules and regulations of the New York Stock Exchange on which the Company’s securities are traded, the Company’s Articles of Incorporation, or the Company’s By-laws, cannot be delegated by the Board of Directors to a committee of the Board of Directors.

•	The Executive Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Directors for approval.

•	The Executive Committee shall annually review its own performance.

E-2

Annual Meeting of Shareholders
November 10, 2004, 2:00 p.m. Eastern Standard Time
Holiday Inn
2000 Holiday Inn Drive, Jackson, Michigan 49202

You can vote in one of three ways: 1) By Mail, 2) By Phone, 3) By Internet.
See the reverse side of this sheet for instructions.

IF YOU ARE NOT VOTING BY TELEPHONE OR BY INTERNET, COMPLETE BOTH SIDES OF PROXY CARD, DETACH AND RETURN IN THE ENCLOSED ENVELOPE TO:

Illinois Stock Transfer Co.
209 West Jackson Boulevard, Suite 903
Chicago, Illinois 60606

IMPORTANT
	Please complete both sides of the PROXY CARD, sign, date,	DETACH ATTENDANCE CARD HERE
DETACH PROXY CARD HERE	detach and return in the enclosed envelope.	AND MAIL WITH PROXY CARD

This proxy, when properly executed, will be voted in the manner directed hereinby the undersigned shareholder and as described in the Proxy Statement. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE LISTED DIRECTOR NOMINEES FOR TERMS EXPIRING IN 2007.

VOTER CONTROL NUMBER ABOVE NAME HERE

COMMON
Dated

(Please sign here)

Please sign your name as it appears above. If executed by a corporation, a duly authorized officer should sign. Executors, administrators, attorneys, guardians and trustees should so indicate when signing.

TO VOTE BY MAIL

To vote by mail, complete both sides, sign and date the proxy card below. Detach the card below and return it in the envelope provided.

TO VOTE BY TELEPHONE

Your telephone vote is quick, confidential and immediate. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Using a Touch-Tone telephone, call Toll Free 1-800-555-8140 and follow the instructions.

3.	When asked for your Voter Control Number, enter the number printed just above your name on the front of the proxy card below.

Please note that all votes cast by telephone must be completed and submitted prior to Tuesday, November 9, 2004, at 11:59 P.M. Central Time. Your telephone vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

If You Vote By TELEPHONE Please Do Not Return Your Proxy Card By Mail

TO VOTE BY INTERNET

Your Internet vote is quick, confidential and your vote is immediately submitted. Just follow these easy steps:

1.	Read the accompanying Proxy Statement.

2.	Visit our Internet voting Site at http://www.eproxyvote.com/ist-sstpx/ and follow the instructions on the screen.

3.	When prompted for your Voter Control Number, enter the number printed just above your name on the front of the proxy card.

Please note that all votes cast by Internet must be completed and submitted prior to Tuesday, November 9, 2004, at 11:59 P.M. Central Time. Your Internet vote authorizes the named proxies to vote your shares to the same extent as if you marked, signed, dated and returned the proxy card.

This is a “secured” web page site. Your software and/or Internet provider must be “enabled” to access this site. Please call your software or Internet provider for further information if needed.

If You Vote By INTERNET, Please Do Not Return Your Proxy Card By Mail

REVOCABLE PROXY
                              SPARTON CORPORATION            COMMON

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPARTON CORPORATION

Bradley O. Smith, David W. Hockenbrocht and Joseph S. Lerczak, and each of them, are hereby appointed proxies of the undersigned with full power of substitution, to represent the undersigned at the Annual Meeting of the Shareholders of SPARTON CORPORATION on November 10, 2004, at 2:00 p.m. Eastern Standard Time, and any and all adjournments thereof, and to vote thereas as designated on this Proxy, all the shares of said Corporation which the undersigned would be entitled to vote if personally present.

1.	The Board of Directors recommends a vote “FOR” each of the below listed Director nominees for terms expiring in 2007.

David P. Molfenter	01	☐	FOR	☐	ABSTAIN
W. Peter Slusser	02	☐	FOR	☐	ABSTAIN
Bradley O. Smith	03	☐	FOR	☐	ABSTAIN

2.	To transact such other business as may properly come before the meeting or at any adjournments thereof.

IMPORTANT
THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES.

(to be signed on the other side)